Exhibit 4.2

                                                                       EXHIBIT C

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

                          COMMON STOCK PURCHASE WARRANT

                To Purchase __________ Shares of Common Stock of

                             SECURED SERVICES, INC.

                  THIS COMMON STOCK PURCHASE WARRANT (the "WARRANT") certifies that, for value received, _____________ (the "HOLDER"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "INITIAL EXERCISE DATE") and on or prior to the close of business on the four year anniversary of the Initial Exercise Date (the "TERMINATION DATE") but not thereafter, to subscribe for and purchase from Secured Services, Inc., a Delaware corporation (the "COMPANY"), up to ______ shares (the "WARRANT SHARES") of Common Stock, par value $.0001 per share, of the Company (the "COMMON STOCK"). The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

            SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated February ___, 2006, among the Company and the purchasers signatory thereto.

            SECTION 2.  EXERCISE.

                        a) EXERCISE OF WARRANT. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto (or such other office or agency of the Company as it may designate by notice in writing to the

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            registered  Holder at the  address of such Holder  appearing  on the books of the Company); and, within 3 Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the
            Warrant  Shares  available   hereunder  and  the  Warrant  has  been
            exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within 3 Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within 1 Business Day of receipt of such notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of
            this  Warrant,   acknowledge  and  agree  that,  by  reason  of  the
            provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

                        b) EXERCISE PRICE. The exercise price per share of the Common Stock under this Warrant shall be $0.17, subject to adjustment hereunder (the "EXERCISE PRICE").

                        c) CASHLESS EXERCISE. If at any time after one year from the date of issuance of this Warrant there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant Shares by the Holder, then this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

                        (A) = the VWAP on the Trading Day immediately  preceding
                              the date of such election;

                        (B) = the Exercise  Price of this Warrant,  as adjusted;
                              and

                        (X) = the  number  of  Warrant   Shares   issuable  upon
                              exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

                        Notwithstanding anything herein to the contrary,  on the
            Termination Date, this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(c).

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                        d)          EXERCISE LIMITATIONS.

                                                i.          The  Company   shall
                                    not effect any exercise of this Warrant, and
                                    a  Holder   shall  not  have  the  right  to
                                    exercise   any  portion  of  this   Warrant,
                                    pursuant to Section  2(c) or  otherwise,  to
                                    the extent that after giving  effect to such
                                    issuance  after exercise as set forth on the
                                    applicable  Notice of Exercise,  such Holder
                                    (together with such Holder's Affiliates, and
                                    any other person or entity acting as a group
                                    together  with  such  Holder  or any of such
                                    Holder's  Affiliates),  as set  forth on the
                                    applicable   Notice   of   Exercise,   would
                                    beneficially own in excess of the Beneficial
                                    Ownership Limitation (as defined below). For
                                    purposes  of  the  foregoing  sentence,  the
                                    number   of    shares   of   Common    Stock
                                    beneficially  owned by such  Holder  and its
                                    Affiliates   shall  include  the  number  of
                                    shares  of  Common   Stock   issuable   upon
                                    exercise  of this  Warrant  with  respect to
                                    which such  determination is being made, but
                                    shall exclude the number of shares of Common
                                    Stock  which  would  be  issuable  upon  (A)
                                    exercise  of  the  remaining,   nonexercised
                                    portion of this Warrant  beneficially  owned
                                    by such Holder or any of its  Affiliates and
                                    (B)   exercise   or    conversion   of   the
                                    unexercised or  nonconverted  portion of any
                                    other securities of the Company  (including,
                                    without limitation,  any other Debentures or
                                    Warrants)   subject  to  a   limitation   on
                                    conversion  or  exercise  analogous  to  the
                                    limitation   contained  herein  beneficially
                                    owned   by  such   Holder   or  any  of  its
                                    affiliates.  Except  as  set  forth  in  the
                                    preceding  sentence,  for  purposes  of this
                                    Section 2(d)(i),  beneficial ownership shall
                                    be  calculated  in  accordance  with Section
                                    13(d) of the  Exchange Act and the rules and
                                    regulations promulgated thereunder, it being
                                    acknowledged by a Holder that the Company is
                                    not  representing  to such  Holder that such
                                    calculation  is in  compliance  with Section
                                    13(d) of the Exchange Act and such Holder is
                                    solely   responsible   for   any   schedules
                                    required   to   be   filed   in   accordance
                                    therewith. To the extent that the limitation
                                    contained in this Section 2(d) applies,  the
                                    determination  of  whether  this  Warrant is
                                    exercisable (in relation to other securities
                                    owned  by  such  Holder  together  with  any
                                    Affiliates)  and of which a portion  of this
                                    Warrant is exercisable  shall be in the sole
                                    discretion of a Holder,  and the  submission
                                    of a Notice of  Exercise  shall be deemed to
                                    be each  Holder's  determination  of whether
                                    this Warrant is exercisable  (in relation to
                                    other   securities   owned  by  such  Holder
                                    together with any  Affiliates)  and of which
                                    portion of this Warrant is  exercisable,  in
                                    each   case   subject   to  such   aggregate
                                    percentage limitation, and the Company shall
                                    have no  obligation to verify or confirm the
                                    accuracy of such determination. In addition,
                                    a  determination  as to any group  status as
                                    contemplated  above shall be  determined  in
                                    accordance   with   Section   13(d)  of  the
                                    Exchange Act and the rules and regulations promulgated thereunder. For purposes of this
                                    Section 2(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Company or
                                    (z) any other notice by the Company or the Company's Transfer Agent setting

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                                    forth the  number of shares of Common  Stock
                                    outstanding.   Upon  the   written  or  oral
                                    request  of  a  Holder,  the  Company  shall
                                    within two Trading Days  confirm  orally and
                                    in  writing  to such  Holder  the  number of
                                    shares of Common Stock then outstanding.  In
                                    any case, the number of  outstanding  shares
                                    of Common  Stock shall be  determined  after
                                    giving effect to the  conversion or exercise
                                    of securities of the Company, including this
                                    Warrant,  by such  Holder or its  Affiliates
                                    since  the date as of which  such  number of
                                    outstanding   shares  of  Common  Stock  was
                                    reported.    The    "Beneficial    Ownership
                                    Limitation"  shall be 4.99% of the number of
                                    shares  of  the  Common  Stock   outstanding
                                    immediately   after  giving  effect  to  the
                                    issuance of shares of Common Stock  issuable
                                    upon   exercise   of   this   Warrant.   The
                                    Beneficial Ownership  Limitation  provisions
                                    of this  Section  2(d)(i)  may be  waived by
                                    such Holder, at the election of such Holder,
                                    upon not less than 61 days' prior  notice to
                                    the   Company  to  change   the   Beneficial
                                    Ownership  Limitation to 9.99% of the number
                                    of shares of the  Common  Stock  outstanding
                                    immediately   after  giving  effect  to  the
                                    issuance  of  shares of  Common  Stock  upon
                                    exercise of this Warrant, and the provisions
                                    of  this  Section  2(d)  shall  continue  to
                                    apply. Upon such a change by a Holder of the
                                    Beneficial  Ownership  Limitation  from such
                                    4.99%  limitation to such 9.99%  limitation,
                                    the Beneficial  Ownership Limitation may not
                                    be  further  waived  by  such  Holder.   The
                                    provisions  of  this   paragraph   shall  be
                                    construed  and   implemented   in  a  manner
                                    otherwise than in strict conformity with the
                                    terms of this  Section  2(d)(i)  to  correct
                                    this paragraph (or any portion hereof) which
                                    may be  defective or  inconsistent  with the
                                    intended  Beneficial   Ownership  Limitation
                                    herein  contained  or  to  make  changes  or
                                    supplements   necessary   or   desirable  to
                                    properly give effect to such limitation. The
                                    limitations   contained  in  this  paragraph
                                    shall apply to a successor holder of this Warrant.

                                                ii.         Unless  the  Company
                                    has obtained Authorized Share Approval,  the
                                    Company may not issue upon  exercise of this
                                    Warrant a number  of shares of Common  Stock
                                    which,  when  aggregated  with any shares of
                                    Common   Stock   issued   (A)   upon   prior
                                    conversion of any Debentures issued pursuant
                                    to the Purchase Agreement and (B) upon prior
                                    exercise of any Warrants  issued pursuant to
                                    the   Purchase    Agreement   would   exceed
                                    1,000,000  shares of Common Stock ("ISSUABLE
                                    MAXIMUM").  If on any attempted  exercise of
                                    this Warrant, the issuance of Warrant Shares
                                    would  exceed the  Issuable  Maximum and the
                                    Company's  shareholders  have not previously
                                    voted in favor of Authorized Share Approval,
                                    then the  Company  shall issue to the Holder
                                    request a Warrant  exercise  such  number of
                                    Warrant  Shares as may be  issued  below the
                                    Issuable  Maximum  and,  with respect to the
                                    remainder of the aggregate number of Warrant
                                    Shares,    this   Warrant   shall   not   be
                                    exercisable   until  and  unless  Authorized
                                    Share Approval has been obtained.

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                        e)          MECHANICS OF EXERCISE.

                                                i.          AUTHORIZATION     OF
                                    WARRANT SHARES.  The Company  covenants that
                                    all Warrant  Shares which may be issued upon
                                    the   exercise   of  the   purchase   rights
                                    represented  by  this  Warrant  will,   upon
                                    exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

                                                ii.         DELIVERY          OF
                                    CERTIFICATES UPON EXERCISE. Certificates for
                                    shares   purchased    hereunder   shall   be
                                    transmitted  by the  transfer  agent  of the
                                    Company  to  the  Holder  by  crediting  the
                                    account of the  Holder's  prime  broker with
                                    the  Depository  Trust  Company  through its
                                    Deposit Withdrawal Agent Commission ("DWAC")
                                    system if the  Company is a  participant  in
                                    such  system,   and  otherwise  by  physical
                                    delivery  to the  address  specified  by the
                                    Holder in the  Notice of  Exercise  within 3
                                    Trading   Days  from  the  delivery  to  the
                                    Company  of the  Notice  of  Exercise  Form,
                                    surrender of this Warrant (if  required) and
                                    payment of the aggregate  Exercise  Price as
                                    set forth  above  ("WARRANT  SHARE  DELIVERY
                                    DATE"). This Warrant shall be deemed to have
                                    been  exercised  on the  date  the  Exercise
                                    Price  is  received  by  the  Company.   The
                                    Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(e)(vii) prior to the issuance of such shares, have been paid.

                                                iii.        DELIVERY    OF   NEW
                                    WARRANTS  UPON  EXERCISE.  If  this  Warrant
                                    shall  have  been  exercised  in  part,  the
                                    Company  shall,  at the  request of a Holder
                                    and   upon   surrender   of   this   Warrant
                                    certificate,  at the time of delivery of the
                                    certificate  or  certificates   representing
                                    Warrant  Shares,  deliver  to  Holder  a new
                                    Warrant  evidencing  the rights of Holder to
                                    purchase  the  unpurchased   Warrant  Shares
                                    called  for  by  this  Warrant,   which  new
                                    Warrant shall in all other respects be identical with this Warrant.

                                                iv.         RESCISSION   RIGHTS.
                                    If the Company  fails to cause its  transfer
                                    agent   to   transmit   to  the   Holder   a
                                    certificate or certificates representing the
                                    Warrant  Shares  pursuant  to  this  Section
                                    2(e)(iv) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

                                                v.          COMPENSATION     FOR
                                    BUY-IN  ON   FAILURE   TO   TIMELY   DELIVER
                                    CERTIFICATES  UPON EXERCISE.  In addition to
                                    any other rights available to the Holder, if
                                    the  Company  fails  to cause  its  transfer
                                    agent   to   transmit   to  the   Holder   a
                                    certificate or certificates representing the
                                    Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and

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

                                    if after such date the Holder is required by
                                    its broker to  purchase  (in an open  market
                                    transaction  or otherwise)  shares of Common
                                    Stock to deliver in  satisfaction  of a sale
                                    by the Holder of the  Warrant  Shares  which
                                    the Holder  anticipated  receiving upon such
                                    exercise  (a  "BUY-IN"),  then  the  Company
                                    shall  (1)  pay in cash  to the  Holder  the
                                    amount  by  which  (x)  the  Holder's  total
                                    purchase    price    (including    brokerage
                                    commissions,  if  any)  for  the  shares  of
                                    Common  Stock so  purchased  exceeds (y) the
                                    amount   obtained  by  multiplying  (A)  the
                                    number of Warrant  Shares  that the  Company
                                    was  required  to  deliver  to the Holder in
                                    connection  with the exercise at issue times
                                    (B) the price at which the sell order giving
                                    rise  to  such   purchase   obligation   was
                                    executed,  and  (2)  at  the  option  of the
                                    Holder,  either reinstate the portion of the
                                    Warrant  and  equivalent  number of  Warrant
                                    Shares  for  which  such  exercise  was  not
                                    honored  or deliver to the Holder the number
                                    of shares of Common  Stock  that  would have
                                    been issued had the Company timely  complied
                                    with its exercise  and delivery  obligations
                                    hereunder.   For  example,   if  the  Holder
                                    purchases   Common   Stock  having  a  total
                                    purchase  price of $11,000 to cover a Buy-In
                                    with  respect to an  attempted  exercise  of
                                    shares of  Common  Stock  with an  aggregate
                                    sale  price  giving  rise to  such  purchase
                                    obligation  of $10,000,  under clause (1) of
                                    the  immediately   preceding   sentence  the
                                    Company  shall be required to pay the Holder
                                    $1,000. The Holder shall provide the Company
                                    written   notice   indicating   the  amounts
                                    payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

                                                vi.         NO FRACTIONAL SHARES
                                    OR  SCRIP.  No  fractional  shares  or scrip
                                    representing   fractional  shares  shall  be
                                    issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

                                                vii.        CHARGES,  TAXES  AND
                                    EXPENSES.   Issuance  of  certificates   for
                                    Warrant  Shares shall be made without charge
                                    to the Holder for any issue or transfer  tax
                                    or other  incidental  expense  in respect of
                                    the  issuance  of such  certificate,  all of
                                    which  taxes and  expenses  shall be paid by
                                    the Company,  and such certificates shall be
                                    issued in the name of the  Holder or in such
                                    name  or  names  as may be  directed  by the
                                    Holder; PROVIDED, HOWEVER, that in the event
                                    certificates  for  Warrant  Shares are to be
                                    issued in a name  other than the name of the
                                    Holder,  this Warrant when  surrendered  for
                                    exercise   shall  be   accompanied   by  the
                                    Assignment Form

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

                                    attached hereto duly executed by the Holder;
                                    and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

                                                viii.       CLOSING   OF  BOOKS.
                                    The Company  will not close its  stockholder
                                    books  or  records   in  any  manner   which
                                    prevents   the  timely   exercise   of  this
                                    Warrant, pursuant to the terms hereof.

            SECTION 3.  CERTAIN ADJUSTMENTS.

                        a) STOCK DIVIDENDS AND SPLITS. If the Company, at any time while this Warrant is outstanding: (A) pays a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of
            Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                        b) SUBSEQUENT EQUITY SALES. If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the "BASE SHARE PRICE" and such issuances collectively, a "DILUTIVE ISSUANCE") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price and the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustment shall be made

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

            whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 3(b) in respect of an Exempt Issuance. The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice the "DILUTIVE ISSUANCE NOTICE"). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 3(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Warrant Shares based upon the Base Share Price regardless of whether the Holder accurately refers to the Base Share Price in the Notice of Exercise.

                        c) SUBSEQUENT RIGHTS OFFERINGS. If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of the Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at such VWAP. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants.

                        d) PRO RATA DISTRIBUTIONS. If the Company, at any time prior to the Termination Date, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to
            Section 3(b)), then in each such case the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

                        e)          FUNDAMENTAL  TRANSACTION.  If,  at any  time
            while this Warrant is outstanding, (A) the Company effects any merger or consolidation of the Company with or into another Person,
            (B) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a "FUNDAMENTAL TRANSACTION"), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the "ALTERNATE CONSIDERATION") receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) if the Company is acquired in an all cash transaction, cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula. For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder's right to exercise such warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(d) and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                        f)          CALCULATIONS.  All  calculations  under this
            Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

                        g) VOLUNTARY ADJUSTMENT BY COMPANY. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

                        h)          NOTICE TO HOLDERS.

                                                i.          ADJUSTMENT        TO
                                    EXERCISE PRICE.  Whenever the Exercise Price
                                    is  adjusted  pursuant to any  provision  of
                                    this Section 3, the Company  shall  promptly
                                    mail to each Holder a notice  setting  forth
                                    the Exercise Price after such adjustment and
                                    setting forth a brief statement of the facts
                                    requiring  such  adjustment.  If the Company
                                    issues a variable rate security, despite the
                                    prohibition    thereon   in   the   Purchase
                                    Agreement,  the  Company  shall be deemed to
                                    have  issued  Common  Stock or Common  Stock
                                    Equivalents    at   the   lowest    possible
                                    conversion or exercise price at which such securities may be converted or exercised in the case of a Variable Rate Transaction (as defined in the Purchase Agreement).

                                                ii.         NOTICE    TO   ALLOW
                                    EXERCISE BY HOLDER. If (A) the Company shall
                                    declare   a    dividend    (or   any   other
                                    distribution in whatever form) on the Common
                                    Stock;  (B)  the  Company  shall  declare  a
                                    special  nonrecurring  cash dividend on or a
                                    redemption  of the  Common  Stock;  (C)  the
                                    Company shall  authorize the granting to all
                                    holders  of  the  Common   Stock  rights  or
                                    warrants to  subscribe  for or purchase  any
                                    shares of  capital  stock of any class or of
                                    any   rights;   (D)  the   approval  of  any
                                    stockholders   of  the   Company   shall  be
                                    required    in    connection     with    any
                                    reclassification  of the Common  Stock,  any
                                    consolidation or merger to which the Company
                                    is a party,  any sale or  transfer of all or
                                    substantially  all  of  the  assets  of  the
                                    Company,  of any  compulsory  share exchange
                                    whereby the Common Stock is  converted  into
                                    other securities,  cash or property; (E) the
                                    Company  shall  authorize  the  voluntary or
                                    involuntary   dissolution,   liquidation  or
                                    winding up of the  affairs  of the  Company;
                                    then, in each case,  the Company shall cause
                                    to be  mailed  to the  Holder  at  its  last
                                    address as it shall  appear upon the Warrant
                                    Register  of  the   Company,   at  least  20
                                    calendar days prior to the applicable record
                                    or effective date hereinafter  specified,  a
                                    notice  stating  (x)  the  date  on  which a
                                    record  is to be taken  for the  purpose  of
                                    such  dividend,  distribution,   redemption,
                                    rights or warrants, or if a record is not to
                                    be taken,  the date as of which the  holders
                                    of the Common Stock of record to be entitled
                                    to such dividend, distributions, redemption,
                                    rights or warrants are to be  determined  or
                                    (y) the date on which such reclassification,
                                    consolidation,  merger,  sale,  transfer  or
                                    share   exchange   is   expected  to  become
                                    effective or close, and the date as of which
                                    it is  expected  that  holders of the Common
                                    Stock  of  record   shall  be   entitled  to
                                    exchange  their  shares of the Common  Stock
                                    for  securities,   cash  or  other  property
                                    deliverable   upon  such   reclassification,
                                    consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

                                    The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice to the effective date of the event triggering such notice.

            SECTION 4.  TRANSFER OF WARRANT.

                        a) TRANSFERABILITY. Subject to compliance with any applicable securities laws and the conditions set forth in
            Section 4(d) hereof and to the provisions of Section 4.1 of the Purchase Agreement, this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

                        b) NEW WARRANTS. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                        c) WARRANT REGISTER. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

                        d) TRANSFER RESTRICTIONS. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "accredited investor" as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8)
            promulgated under the Securities Act or a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act.

            SECTION 5.  MISCELLANEOUS.

                        a)          NO RIGHTS  AS  SHAREHOLDER  UNTIL  EXERCISE.
            This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(e)(ii).

                        b) LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

                        c) SATURDAYS, SUNDAYS, HOLIDAYS, ETC. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

                        d)          AUTHORIZED SHARES.

                                    The Company covenants that during the period
                        the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

                                    Except  and  to  the  extent  as  waived  or
                        consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                                    Before  taking any action which would result
                        in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                        e) JURISDICTION. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

                        f) RESTRICTIONS. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                        g) NONWAIVER AND EXPENSES. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding the fact that all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                        h)          NOTICES.   Any  notice,   request  or  other
            document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

                        i)          LIMITATION   OF   LIABILITY.   No  provision
            hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                        j) REMEDIES. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

                        k) SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                        l) AMENDMENT. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

                        m) SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                        n) HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.


                                  ********************

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.


Dated:   February __, 2006




                                        SECURED SERVICES, INC.


                                        By:_____________________________________
                                           Name:
                                           Title:

                               NOTICE OF EXERCISE

TO:      SECURED SERVICES, INC.

            (1) The  undersigned  hereby  elects to  purchase  ________  Warrant
Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

            (2) Payment shall take the form of (check applicable box):

                           [ ] in lawful money of the United States; or

                           [ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

            (3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                  _________________________________________


The Warrant Shares shall be delivered to the following DWAC Account Number or by physical delivery of a certificate to:

                  _________________________________________

                  _________________________________________

                  _________________________________________

            (4) ACCREDITED INVESTOR. The undersigned is an "accredited investor" as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]
---------
Name of Investing Entity: ______________________________________________________
SIGNATURE OF AUTHORIZED SIGNATORY OF INVESTING ENTITY: _________________________ Name of Authorized Signatory: __________________________________________________
Title of Authorized Signatory: _________________________________________________
Date: __________________________________________________________________________

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)



            FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to


_______________________________________________ whose address is

___________________________________________________________________.



___________________________________________________________________

                                                 Dated:  ______________, _______


                  Holder's Signature:        _____________________________

                  Holder's Address:          _____________________________

                                             _____________________________


Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.